Exhibit 99.1

ECD AUTO DESIGN AND EF HUTTON ACQUISITION CORPORATION I ANNOUNCE THE COMBINED COMPANY EXPECTED TO BEGIN TRADING ON THE NASDAQ GLOBAL MARKET (NASDAQ: ECDA)

ECD Automotive Design. Inc. to Ring NASDAQ Opening Bell on December 13, 2023

Kissimmee, FL – December __, 2023 – Humble Imports, Inc. d/b/a ECD Auto Design (“ECD” or the “Company”), a leader in delivering restored, modified and electrified Land Rover Defenders, Jaguars, and other classic and collectible automobiles, and EF Hutton Acquisition Corporation I (“EFHT”) (NASDAQ: EFHT), a special purpose acquisition company formed by affiliates of EF Hutton LLC, today announced that following the completion of the previously announced business combination between ECD and EFHT, the newly combined company will be named “ECD Automotive Design Inc.”, and its common stock and warrants will trade on the Nasdaq Global Market under the symbols “ECDA” and “ECDAW,” respectively, from the open of trading on Wednesday, December 13, 2023.

Nasdaq Opening Bell Ceremony

ECD management is scheduled to ring the opening bell of the Nasdaq Stock Market on Wednesday, December 13, 2023. The opening bell ceremony will be broadcast live starting at 9:15 a.m. Eastern Time from the NASDAQ MarketSite Tower in New York, NY. To view the broadcast, please click here.

Advisors

EF Hutton LLC is serving as Capital Markets Advisor and Placement Agent to EFHT. Loeb & Loeb, LLP is serving as legal counsel to EFHT. PAG.Law PLLC and Shuffled, Lowman & Wilson PA are serving as legal counsel to ECD

About Humble Imports, Inc. d/b/a ECD Auto Design

ECD is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rovers Defenders, Land Rover Series IIA, the Range Rover Classic and the Jaguar E-Type. Each vehicle produced by ECD is fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence (“ASE”) craftsmen. The Company was founded in 2013 by three British ”petrol heads’’ whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD’s global headquarters, known as the ”Rover Dome,” is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 83 talented craftsmen and technicians, who hold a combined 61 ASE and five master level certifications. ECD has an affiliated logistics center in the U.K. where its seven employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration.

Copies of this and other news releases as well as other information about ECD Auto Design can be obtained online at www.ecdautodesign.com.

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About EF Hutton Acquisition Corporation I

EFHT is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. ECD’s and EFHT’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, ECD’s and EFHT’s expectations with respect to future performance and anticipated financial impacts of the proposed Business Combination, the satisfaction of the closing conditions to the proposed Business Combination, and the timing of the completion of the proposed Business Combination.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside ECD’s and EFHT’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against ECD and EFHT following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to satisfy conditions to closing in the Merger Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the inability to obtain the listing of the combined company’s common stock on the Nasdaq Stock Market following the proposed Business Combination; (6) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (7) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of ECD to grow and manage growth profitably, and retain its key employees; (8) costs related to the proposed Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that ECD and EFHT may be adversely affected by other economic, business, and/or competitive factors; (11) risks relating to the uncertainty of the projected financial information with respect to ECD; (12) risks related to the organic and inorganic growth of ECD’s business and the timing of expected business milestones; and (13) other risks and uncertainties indicated from time to time in the final prospectus of EFHT for its initial public offering and the registration statement on Form S-4, including the proxy statement relating to the proposed Business Combination, including those under “Risk Factors” therein, and in EFHT’s other filings with the SEC. EFHT cautions that the foregoing list of factors is not exclusive. ECD and EFHT caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ECD and EFHT do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

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No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed Business Combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts:

For Humble Imports, Inc. d/b/a ECD Auto Design:

Scott Wallace

Chairman and CEO

4930 Industrial Lane, Unit 107, Kissimmee, FL 34758

Email: investorrelations@ecdautodesign.com

Tel: 407-483-4825

Rob Fink or Matt Chesler

FNK IR

Email: ecda@fnkir.com

Tel: 646-809-4048 / 646-809-2183

For EF Hutton Acquisition Corporation I:

Benjamin Piggott

Chairman and CEO

Email: bpiggott@efhuttonacquisitioncorp.com

Tel: 929-528-0767

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